Exhibit 10.1

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 30th day of June, 2021 (the “Effective Date”) by and between K & K Unlimited, a New York limited liability company (“Landlord”) and Cables Unlimited, Inc. a New York corporation (“Tenant”) based on the following facts.

A.         Landlord and Tenant entered into that certain Single Tenant Commercial Lease dated as of June 15, 2011, as amended in April 2016 and June 2017 (collectively, the “Original Lease”), whereby Tenant leased certain real property located at 3 Old Dock Road, Yaphank, New York 11980, as more particularly described in the Original Lease (the “Premises”) from Landlord. The Original Lease, as amended by this Amendment, is referred to herein as the “Lease.”

B.         By this Amendment, Landlord and Tenant desire to extend the Term of the Lease and to otherwise modify the Original Lease as provided herein.

C.         Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Original Lease.

NOW, THEREFORE, the parties hereto agree as follows:

1. Extended Lease Term. The Term of the Lease shall be extended for three years such that the Lease shall terminate on June 30, 2024, and all references in the Lease to the “Term” or words of similar import shall mean the period through June 30, 2024, and all references in the Lease to the “Termination Date” or words of similar import shall mean June 30, 2024.

2. Option to Extend. The three year extension of the Term described in this Amendment does not constitute the exercise of an Option to Extend as set forth in Paragraph 21.12 of the Lease, which Option remains in full force and effect on the terms set forth in the Lease, except that all references to the “original Termination Date” are revised to mean the Termination Date as extended by this Amendment.

3. Lease Terms. Commencing on July 1, 2021, and continuing through June 30, 2024, the Base Rent shall be $15,000 a month. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply during the Term as extended by this Amendment and shall remain unmodified and in full force and effect. In the event of a conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall control.

4. Counterparts and Fax/Email Signatures This Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Amendment may be executed by a party’s signature transmitted by facsimile (“fax”) or email, and copies of this Amendment executed and delivered by means of faxed or emailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. Any party executing and delivering this Amendment by fax or email shall promptly thereafter deliver a counterpart signature page of this Amendment containing said party’s original signature, if so requested by the other party.

[SIGNATURE PAGE FOLLOWS]

Executed as of the date first above written.

LANDLORD:

K&K Unlimited, a New York limited liability company

By:	/s/D. Clark
Print Name: Darren Clark
Title: Management Member

TENANT:

Cables Unlimited, Inc., a New York corporation

By:	/s/D. Clark
Print Name: Darren Clark
Title: President

With a copy to:

RF Industries, Ltd.

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